Exhibit 99.1

PhenixFIN Corporation Announces Fiscal Second Quarter 2023 Financial Results

New York, NY, May 10, 2023 -- PhenixFIN Corporation (NASDAQ: PFX) (the “Company”), a publicly traded business development company, today announced its financial results for the fiscal second quarter of 2023.

Highlights

●	Total investment income of $9.6 million and net investment income of $3.4 million for the six months ended March 31, 2023

●	Net asset value (NAV) of $131.2 million, or $62.70 per share as of March 31, 2023

●	Redeemed the $22.5 million 6.125% unsecured notes on January 17, 2023

●	On February 8, 2023, the Board approved the expansion of the current repurchase program from $25 million to $35 million

●	Weighted average yield of 11.8% on debt and other income producing investments

David Lorber, Chief Executive Officer of the Company, stated:

“During the quarter we grew NII per share and NAV per share in what was a difficult environment for the broader markets. In January, we successfully redeemed the 6.125% notes due in March 2023. We believe our strong capital structure and available liquidity well position us to continue our focus on sourcing attractive investment opportunities to drive shareholder value.”

Selected Second Quarter 2023 Financial Results

For the three and six months ended March 31, 2023, total investment income was $4.9 million and $9.6 million, of which $4.2 million and $8.7 million, respectively, was attributable to portfolio interest and dividend income and $0.7 million and $0.9 million, respectively, was attributable to fee and other income.

For the three and six months ended March 31, 2023, total net expenses were $3.1 million and $6.2 million and total net investment income was $1.8 million and $3.4 million.

For the three and six months ended March 31, 2023, the Company recorded a net realized loss of $0.8 million and $0.8 million and net unrealized gain of $5.7 million and $8.0 million, due largely to market volatility in various investments.

Portfolio and Investment Activities

As of March 31, 2023, the fair value of the Company’s investment portfolio totaled $200.1 million and consisted of 43 portfolio companies.

As of March 31, 2023, the Company had 6 portfolio company investments on non-accrual status with a fair market value of $9.6 million.

Liquidity and Capital Resources

At March 31, 2023, the Company had $10.7 million in cash and cash equivalents and $57.5 million and $23.2 million outstanding in aggregate principal amount of its 5.25% unsecured notes due 2028 and the Credit Facility, respectively.

ABOUT PHENIXFIN CORPORATION

PhenixFIN Corporation is a non-diversified, internally managed closed-end management investment company incorporated in Delaware that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. We completed our initial public offering and commenced operations on January 20, 2011. The Company has elected, and intends to qualify annually, to be treated, for U.S. federal income tax purposes, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Effective January 1, 2021, the Company operates under an internalized management structure.

 Safe Harbor Statement and Other Disclosures

This press release contains “forward-looking” statements. Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including among other things, PhenixFIN’s ability to deliver value to shareholders, increase investment activity, grow the Company, increase net investment income, reduce operating expenses, implement its investment objective, source and capitalize on investment opportunities, grow its net asset value and perform well in the prevailing market environment, the ability of our portfolio companies to perform well and generate income and other factors that are enumerated in the Company’s periodic filings with the Securities and Exchange Commission. PhenixFIN Corporation disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

Past performance is not a guarantee of future results. The press release contains unaudited financial results. For ease of review, we have excluded the word “approximately” when rounding the results. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell shares of PhenixFIN Corporation’s common stock. There can be no assurance that PhenixFIN Corporation will achieve its investment objective.

For PhenixFIN investor relations, please call 212-859-0390. For media inquiries, please contact info@phenixfc.com.

PHENIXFIN CORPORATION

Consolidated Statements of Assets and Liabilities

	March 31, 2023 (Unaudited)	September 30, 2022
Assets:
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $150,946,951 and $147,378,917, respectively)	$128,510,921	$122,616,275
Affiliated investments (amortized cost of $27,328,814 and $30,585,884, respectively)	10,046,722	12,314,192
Controlled investments (amortized cost of $84,266,490 and $85,483,093, respectively)	61,531,676	58,026,182
Total Investments at fair value	200,089,319	192,956,649
Cash and cash equivalents	10,763,751	22,768,066
Receivables:
Interest receivable	725,649	727,576
Paydown receivable	-	112,500
Dividends receivable	269,330	269,330
Other receivable	-	36,992
Prepaid share repurchase	124,328	489,156
Deferred financing costs	848,312	50,000
Due from Affiliate	393,589	271,962
Other assets	718,489	1,192,677
Total Assets	$213,932,767	$218,874,908

Liabilities:
Credit facility and note payable (net of debt issuance costs of $1,864,836 and $2,059,164, respectively)	$78,877,105	$77,962,636
Investments purchased payable	1,026,818	-
Accounts payable and accrued expenses	1,366,493	2,040,277
Interest and fees payable	673,294	503,125
Other liabilities	500,761	572,949
Deferred revenue	335,507	325,602
Administrator expenses payable (see Note 6)	1,900	74,911
Due to broker	-	16,550,000
Total Liabilities	82,781,878	98,029,500

Commitments and Contingencies (see Note 8)

Net Assets:
Common Shares, $0.001 par value; 5,000,000 shares authorized; 2,723,709 shares issued; 2,091,638 and 2,102,129 common shares outstanding, respectively	2,092	2,102
Capital in excess of par value	675,047,159	675,401,802
Total distributable earnings (loss)	(543,898,362)	(554,558,496)
Total Net Assets	131,150,889	120,845,408
Total Liabilities and Net Assets	$213,932,767	$218,874,908

Net Asset Value Per Common Share	$62.70	$57.49

PHENIXFIN CORPORATION

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2023	2022	2023	2022

Interest Income:
Interest from investments
Non-controlled, non-affiliated investments:
Cash	$2,116,741	$1,264,327	$4,032,782	$2,280,019
Payment in-kind	119,593	100,062	225,780	238,573
Affiliated investments:
Cash	261,028	387,918	459,481	510,065
Payment in-kind	-	92,733	-	189,761
Controlled investments:
Cash	57,188	807,022	251,815	1,360,660
Payment in-kind	155,994	-	245,737	-
Total interest income	2,710,544	2,652,062	5,215,595	4,579,078
Dividend income	1,503,375	913,949	3,535,733	1,616,879
Interest from cash and cash equivalents	125,471	6,031	217,697	8,770
Fee income (see Note 9)	171,055	85,143	244,654	355,265
Other income	401,986	-	401,986	230,434
Total Investment Income	4,912,431	3,657,185	9,615,665	6,790,426

Expenses:
Interest and financing expenses	1,381,596	1,221,063	2,614,772	2,708,738
Salaries and benefits	802,090	430,293	1,659,623	936,168
Professional fees, net	377,229	160,594	725,146	467,345
General and administrative expenses	201,181	290,136	421,158	486,695
Directors fees	176,500	167,000	370,500	375,500
Insurance expenses	121,387	155,450	245,471	314,354
Administrator expenses (see Note 6)	77,937	82,415	155,821	151,281
Total expenses	3,137,920	2,506,951	6,192,491	5,440,081
Net Investment Income	1,774,511	1,150,234	3,423,174	1,350,345

Realized and unrealized gains (losses) on investments
Net realized gains (losses):
Non-controlled, non-affiliated investments	(838,070)	453,916	(824,622)	938,429
Affiliated investments	-	-	-	14,737,897
Controlled investments	23,273	-	23,273	925
Total net realized gains (losses)	(814,797)	453,916	(801,349)	15,677,251
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	803,513	(2,139,279)	2,326,612	(2,007,316)
Affiliated investments	274,063	1,538,979	989,600	(8,934,864)
Controlled investments	4,670,928	1,968,804	4,722,097	1,986,445
Total net change in unrealized gains (losses)	5,748,504	1,368,504	8,038,309	(8,955,735)
Loss on extinguishment of debt (see Note 5)	-	-	-	(296,197)
Total realized and unrealized gains (losses)	4,933,707	1,822,420	7,236,960	6,425,319

Net Increase (Decrease) in Net Assets Resulting from Operations	$6,708,218	$2,972,654	$10,660,134	$7,775,664

Weighted average basic and diluted earnings per common share	$3.20	$1.24	$5.08	$3.16
Weighted average basic and diluted net investment income (loss) per common share	$0.85	$0.48	$1.63	$0.55
Weighted average common shares outstanding - basic and diluted (see Note 11)	2,095,193	2,397,911	2,098,041	2,458,222

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